Registration No.
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
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                                      FORM S-8

                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
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                           TEXAS INSTRUMENTS INCORPORATED
               (Exact name of Registrant as specified in its charter)

                 Delaware                                75-0289970
        (State or other jurisdiction of           (I.R.S. Employer
       incorporation or organization)           Identification No.)

                               13500 North Central Expressway
                                  P.O. Box 655474
                              Dallas, Texas  75265-5474
                  (Address of principal executive offices including zip code)
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TI U.S. EMPLOYEES RETIREMENT AND PROFIT SHARING PLAN

                              (Full title of the plan)
                              ------------------------

                                 Richard J. Agnich,
                Senior Vice President, Secretary and General Counsel
                           Texas Instruments Incorporated
                           13500 North Central Expressway
                                  P.O. Box 655474
                              Dallas, Texas  75265-5474
                       (Name and address of agent for service)

                                    (972)995-2551
            (Telephone number, including area code, of agent for service)
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                           CALCULATION OF REGISTRATION FEE

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                                              Proposed    Proposed
                                               maximum     maximum
                                  Amount      offering    aggregate     Amount of
  Title of securities              to be      price per    offering    registration
   to be registered             registered     share*       price*         fee*
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Common Stock ($1 par value)      2,000,000      $45.91   $91,820,000   $27,086.90
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*Computed on the basis of the average of the high and low prices for Common Stock on December 3, 1997, which is used as the estimated offering price solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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                                   PART II

Item 3.  Incorporation of Documents by Reference

The following documents have been filed by Texas Instruments Incorporated (the "Company" or "TI") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the
"Exchange Act") and are hereby incorporated herein by reference and made a part of this registration statement:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

         3. The Company's Current Reports on Form 8-K dated January 4, 1997, January 17, 1997, March 7, 1997, March 14, 1997 and April 21, 1997; and

         4. The description of the Company's common stock set forth in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act, and the descriptions concerning changes in securities contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 relating to the Company's Share Purchase Rights Plan, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum, by a committee of such directors designated by majority vote of such directors even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.

Article VI, Section 2 of the Company's By-laws provides that the Company shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company's Restated Certificate of Incorporation contains such a provision.

Under insurance policies of the Company, directors and officers of the Company may be indemnified against certain losses arising from certain claims, including claims under the Securities Act of 1933, which may be made against such persons by reason of their being such directors or officers.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

4(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year 1993).

4(b) Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year 1993).

4(c) Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year 1993).

4(d) Certificate of Designations relating to the Company's Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year 1993).

4(e) Certificate of Ownership Merging Texas Instruments Automation Controls, Inc., into the Company (incorporated by reference to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year 1993).

4(f) Certificate of Elimination of Designations of Preferred Stock of the Company (incorporated by reference to Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year 1993).

4(g) Certificate of Ownership and Merger Merging Tiburon Systems, Inc., into the Company.

4(h)   Certificate of Ownership and Merger Merging Tartan, Inc., into the
       Company.

4(i) Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(j) By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

5      Opinion of O. Wayne Coon, Esq.

23(a)  Consent of Independent Auditors.

23(b)  Consent of O. Wayne Coon, Esq. (included in Exhibit 5).

24     Powers of Attorney for the Directors of the Company.

Item 9.  Undertakings

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth or described in Item 6 of this registration statement, or otherwise (but that term shall not include the insurance policies referred to in Item 6), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 4th day of December, 1997.

                                          TEXAS INSTRUMENTS INCORPORATED
                                          (Registrant)


                                          By:  /s/ William A. Aylesworth
                                              ----------------------------
                                              William A. Aylesworth
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of December, 1997.


              Signature                                   Title
------------------------------------        -------------------------------

        /s/ James R. Adams*
------------------------------------             Chairman of the Board;
           James R. Adams                               Director

       /s/ David L. Boren*
------------------------------------                    Director
           David L. Boren

      /s/ James B. Busey IV*
------------------------------------                    Director
          James B. Busey IV


------------------------------------                    Director
           Daniel A. Carp

     /s/ Thomas J. Engibous*
------------------------------------           President; Chief Executive
         Thomas J. Engibous                         Officer; Director

   /s/ Gerald W. Fronterhouse*
------------------------------------                    Director
       Gerald W. Fronterhouse

       /s/ David R. Goode*
------------------------------------                    Director
           David R. Goode

      /s/ Wayne R. Sanders*
------------------------------------                    Director
          Wayne R. Sanders

      /s/ Gloria M. Shatto*
------------------------------------                    Director
          Gloria M. Shatto

      /s/ William P. Weber
------------------------------------             Vice Chairman; Director
          William P. Weber

     /s/ Clayton K. Yeutter*
------------------------------------                    Director
         Clayton K. Yeutter

    /s/ William A. Aylesworth
------------------------------------        Senior Vice President; Treasurer;
        William A. Aylesworth                    Chief Financial Officer;
                                                 Chief Accounting Officer

*By: /s/ William A. Aylesworth
    --------------------------------
         William A. Aylesworth
           Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 4th day of December 1997.

TI U.S. Employees Retirement
and Profit Sharing Plan


*By: /s/ William A. Aylesworth
--------------------------------
     Chairman, Profit Sharing
     Administration Committee

INDEX TO EXHIBITS


Exhibit
Number                        E x h i b i t
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4(a)     Restated Certificate of Incorporation of the Company
         (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year 1993).

4(b)     Certificate of Amendment to Restated Certificate of
         Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year 1993).

4(c)     Certificate of Amendment to Restated Certificate of
         Incorporation of the Company (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year 1993).

4(d)     Certificate of Designations relating to the Company's
         Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year 1993).

4(e) Certificate of Ownership Merging Texas Instruments Automation Controls, Inc., into the Company (incorporated by reference to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the year 1993).

4(f) Certificate of Elimination of Designations of Preferred Stock of the Company (incorporated by reference to Exhibit 3(f) to the Company's Annual Report on Form 10-K for the year 1993).


4(g) Certificate of Ownership and Merger Merging Tiburon Systems, Inc., into the Company.

4(h) Certificate of Ownership and Merger Merging Tartan, Inc., into the Company.

4(i)     Certificate of Amendment to Restated Certificate of
         Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4(j) By-Laws of the Registrant (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).


5        Opinion of O. Wayne Coon, Esq.

23(a)    Consent of Independent Auditors.

23(b)    Consent of O. Wayne Coon, Esq. (included in Exhibit 5).

24       Powers of Attorney for the Directors of the Company.